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                                 PROMISSORY NOTE



$582,805                         Houston, Texas                December 15, 1995



     FOR VALUE RECEIVED, the undersigned, DEAS H. WARLEY, III ("Maker"), hereby promises to pay to the order of MIDLAND RESOURCES, INC. (the "Payee"), the principal sum of FIVE HUNDRED EIGHTY-TWO THOUSAND EIGHT HUNDRED FIVE DOLLARS ($582,805.00), or so much thereof as may be advanced and outstanding, together with interest on the unpaid principal balance as hereinafter set forth, in lawful money of the United States of America.

     Interest shall accrue upon the principal balance of this Note from the dates of each advance at a varying interest rate per annum equal to the lesser of (a) the Maximum Rate (hereinafter defined), or (b) Seven and One-Half Percent (7.5%), calculated on the basis of the number of days elapsed in a calendar year consisting of three hundred sixty-five (365) days; provided, however, if at any time a rate of interest specified in clause (b) above would exceed the Maximum Rate, thereby causing the interest on the indebtedness evidenced by this Note to be limited to the Maximum Rate, then any subsequent increase in the Maximum Rate shall not reduce the rate of interest on the indebtedness evidenced by this Note below the Maximum Rate until the total amount of interest accrued on the indebtedness evidenced by this Note equals the amount of interest which would have accrued on the indebtedness evidenced by this Note if the rate specified in clause (b) above had at all times been in effect. Each change in the rate of interest charged hereunder shall become effective on the effective date of each change in the Maximum Rate. Payee will give notice to Maker of each such change in the Maximum Rate. As used herein, the term "Maximum Rate" means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws of the United States of America or the State of Texas which are presently in effect, or which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than that which is now allowed. To the extent that Article 5069-1.04, Title 79, Texas Revised Civil Statutes, 1925, as amended (the "Act") is relevant to the determination of the Maximum Rate, the Payee hereby elects to determine such applicable legal rate under the Act pursuant to the "indicated rate ceiling" from time to time in effect, as referred to and defined in Article 1.04(a)(1) of the Act; subject, however, to the limitations on such indicated rate ceiling referred to in Article 1.04(b)(2) of the Act, and further subject to any right the Payee may have in the future to change the method of determining the Maximum Rate.

     All past due principal and interest shall bear interest from maturity until paid at the lesser of Seven and One-Half Percent (7.5%), or the Maximum Rate.

     This Note shall be due and payable as follows:

     The remaining principal balance of and all accrued and unpaid interest on this Note, if any, shall be due and payable in full on June 15, 1997.

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     This Note may be prepaid, in whole or in part, at any time, without penalty.

     If any payment is not received by Payee within ten (10) days after the date same is due hereunder, Maker shall pay to Payee a late charge in the amount equal to five percent (5%) of such delinquent payment, subject, however, to the provisions of this Note limiting interest to the Maximum Rate.

     If any payment of principal and/or interest on this Note shall become due on a Saturday, Sunday or any other day on which Payee is not open for business, such installment shall be paid on the next succeeding business day on which Payee is open for business.

     All payments made under this Note shall be applied first to interest due and any balance shall be applied in reduction of principal.

     The payment of this Note is secured by that certain Security Agreement (the "Security Agreement") of even date herewith, from Maker for the benefit of Payee, covering certain personal property owned by Maker. All of the provisions, terms, covenants and conditions contained in the Security Agreement are incorporated herein by this reference and Maker covenants and agrees to perform them, or cause them to be performed, strictly in accordance with their terms. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, PAYEE SHALL HAVE NO RECOURSE AGAINST MAKER FOR PAYMENT OF ANY AMOUNTS DUE OR PERFORMANCE OF ANY OBLIGATIONS UNDER THIS NOTE, SAVE AND EXCEPT SUCH COLLATERAL AS MAY BE SUBJECT FROM TIME TO TIME TO THE SECURITY AGREEMENT.

     If default is made in the payment of any installment of principal or interest under this Note, and such default is not cured within five (5) days after written notice thereof is given by Payee to Maker, or upon the occurrence of any default Security Agreement or any other instrument evidencing, securing or relating to this Note and the expiration of any applicable cure period thereunder, then in any such event the Payee may, at its option, declare the entire unpaid principal balance of and accrued and unpaid interest on this Note to be immediately due and payable without further notice or demand, foreclose all liens and security interests securing the payment of this Note, or any part thereof, and offset against this Note any sum or sums owed by the Payee to Maker, all at the option of the Payee. Failure of the Payee to exercise any such option shall not constitute a waiver of Payee's right to exercise the same in the event of any subsequent default.

     Notwithstanding anything to the contrary contained in this Note or in any other agreement entered into in connection with or securing the indebtedness evidenced by this Note, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest, and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the total amount of interest which would have been earned at the Maximum Rate. In the event that maturity of this Note is accelerated by the Payee as a result of a default under this Note or under any other document executed as security for or in connection with this Note, or by voluntary prepayment of this Note by Maker, or otherwise, then the total amount of earned interest may never exceed the total amount of interest which would have been earned at the Maximum Rate, computed from the dates each advance of the loan proceeds is made until payment.

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If from any circumstances the Payee shall ever receive interest, or any other charges constituting interest, or adjudicated as constituting interest, in excess of the total amount of interest which would have been earned at the Maximum Rate, the amount of such excess interest shall be applied to the reduction of the principal amount owing on this Note or on account of any other principal indebtedness of Maker to the Payee, and not to the payment of interest; or if the amount of such excess interest exceeds the unpaid principal balance of this Note and such other indebtedness, the amount of such excess interest that exceeds the unpaid principal balance of this Note and such other indebtedness shall be refunded to Maker. All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness of Maker to the Payee shall be amortized, prorated allocated, and spread throughout the term of this Note until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term of this Note.

     Maker and any and all sureties, guarantors and endorsers of this Note hereby waive any and all demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and extensions for any period or periods of time and partial payments, before or after maturity.

     If any efforts are made to collect or enforce this Note or any installment due under this Note, the Maker agrees to pay all costs and fees, including reasonable attorneys' fees, incurred in connection with such collection efforts.

     Should this Note be signed or endorsed by more than one person and/or entity, all of the obligations contained in this Note shall be considered the joint and several obligations of each maker and endorser of this Note.

     This Note shall be construed according to and governed by the laws of the State of Texas; provided, however, that nothing herein shall limit or impair any right which Payee may have under applicable laws of the United States of America to charge a rate of interest on sums evidenced by this Note at a rate which exceeds the maximum rate of interest allowed under the laws of the State of Texas. The obligations of the Maker under this Note are performable in Harris County, Texas.

     The words "Payee" and "Maker", whenever used in this Note, shall include the respective heirs, distributees, personal representatives, successors and assigns of Payee and Maker.

     EXECUTED as of the day and year above first written.

                    MAKER:



                    -----------------------------
                    DEAS H. WARLEY, III